UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/19/2008

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

This Amendment No. 2 to Current Report on Form 8-K/A is filed to update the Current Report on Form 8-K, filed with the Commission on August 20, 2008, to clarify the disclosure related to the standard weighted average anti-dilution provisions, to correct the amount of net proceeds the Company expects to receive from the Offering, to correct the date of the prospectus supplement, and to file Exhibits 5.1 and 23.1.

On August 19, 2008, the Registrant entered into a Placement Agency Agreement with Merriman Curhan Ford & Co. (the "Placement Agent"), pursuant to which the Placement Agent agreed to use its best efforts to arrange for the issuance and sale of up to 9,000,000 shares of common stock, par value $0.001 per share, and warrants to purchase 13,500,000 shares of common stock, to certain investors in a registered direct offering (the "Offering"). The common shares and warrants under the Offering will be sold together as units, each unit consisting of one share of common stock and one warrant to purchase 1.5 shares of common stock.

On August 19, 2008, the Registrant and an investor entered into a Subscription Agreement, pursuant to which the Registrant agreed to sell and investor agreed to purchase 9,000,000 units, with each unit consisting of one share of common stock and one warrant to purchase an additional 1.5 shares of common stock, at a purchase price of $2.12 per unit. The warrants have an exercise price of $4.00 per share, subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of warrants held by a purchaser (or such purchaser's direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock. The exercise price is also subject to standard weighted average anti-dilution protections if the Registrant in certain defined circumstances issues (or is deemed to issue) securities in the future at a price less than $4.00 per share, provided that the exercise price can never be adjusted below $1.93, as adjusted for stock dividends, stock splits, reorganizations, and similar events. The warrants are immediately exercisable and expire on August 25, 2015.

The net proceeds to the Company from the Offering, after deducting placement agent fees and its estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the Offering, are expected to be approximately $17.7 million. The Offering is expected to close on August 25, 2008.

The common stock and warrants to purchase common stock will be issued pursuant to a prospectus supplement dated August 20, 2008, in connection with a takedown from the Company's shelf registration statement on Form S-3 (File No. 333-152133), which became effective on July 14, 2008.

The foregoing summaries of the terms of the Placement Agency Agreement, the Subscription Agreement and the warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 10.2, and 4.1, respectively, and are incorporated herein by reference. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibits:
10.1* Placement Agency Agreement, dated August 19, 2008.
10.2* Subscription Agreement, dated August 19, 2008.
4.1    Form of Warrant to Purchase Common Stock.
5.1    Opinion of Kerr, Russell and Weber, PLC.
23.1   Consent of Kerr, Russell and Weber, PLC (included in Exhibit 5.1).
99.1*    Press Release, dated August 20, 2008.

* Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on August 20, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: August 21, 2008	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-4.1	Form of Warrant to Purchase Common Stock
EX-5.1	Opinion of Kerr, Russell and Weber, PLC, dated August 20, 2008